JEWETT, SCHWARTZ & ASSOCIATES                          Charles E. Jewett, C.P.A
CERTIFIED PUBLIC ACCOUNTANTS                                           Director
==============================                       Michael A. Schwartz, C.P.A
                                                                       Director
                                                 Lawrence H. Wolfe,C.P.a, C.V.A
                                                                       Director




May 16, 2006



Great West Gold, Inc.
245 Park Avenue, 39th Floor
New York, New York 10167



Attention:  Mr. Richard Axtell



Effective May 16, 2006, we will cease our services as your accountants. We have reached this decision reluctantly and after substantial deliberation.

Our decision was reached based on our annual evaluation of various factors considered in our client continuation policies and procedures as they relate to your company and risk factors your company presents to our firm. Accordingly, we have determined that the risk levels assessed to the audit of Great West Gold, Inc. exceed the firm's acceptable risk levels. The firm has not been engaged to perform the audit as of and for the year then ended December 31, 2005, but believe based upon repeated requests for information that the firm would not be able to complete an audit in accordance with the standards established by the PCAOB. As required by the SEC we will be providing them with a copy of this letter informing them of the same.

We look forward to helping you make a smooth transition with your new accountants.


Very truly yours,

Jewett, Schwartz & Associates

Lawrence H. Wolfe,

For the firm




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